EXHIBIT 10.27

Contract of Mortgage of Maximum Amount
(for credits)

No: CIB Shenzhen Nanxin (credit) Mortgage (2008)0004

Trustor: Nanxin Branch, Shenzhen, Industrial Bank Co., Ltd.
Address: 1st Floor, Nanhaitai Mansion, Nanxin Road, Nanshan District
Postal Code: 518052                                                 Telex number: ___________
Telephone: 26077176                                                  Fax number: 26077085

Mortgagor: Henry Thomas Cochran, Linda Marie Hetue
Address: ____________________________________________________
Postal Code: 518028                                                   Telex number: ___________
Telephone: 26012225                                                     Fax number: 26012224
Primary deposit account: ________________________________________
General deposit account: ________________________________________

Place of signing the contract: CIB Mansion, Futian District, Shenzhen

Shenzhen Branch, Industrial Bank Co., Ltd.

EXHIBIT 10.27

The mortgagor shall adopt his or her own asset as the mortgage (the “Mortgagee”) to provide SinoHub SCM Shenzhen Limited (the “debtor” and the “fiduciary”) with guarantee for its credit amount. In order to clarify obligations, both sides signing this Contract must scrupulously keep their word and strictly execute the contract in compliance with the relative law and regulations.

Article I Definition
Unless otherwise agreed upon by both parties, then:
(1)
“Credit” here means the creditor comprehensively appraises the operation and risks of the fiduciary, and ascertains on the comprehensive maximum amount of the fiduciary, including RMB/foreign currency loan, trade financing, acceptance, discount, opening L/C, guarantee, etc.

(2)
“Primary credit” refers to the credit amount specified according to the basic information of the client, used for the current fund turnover of the client. The amount of the primary credit can be used several times and be recycled within the period of validity.

(3)
“Specialized credit” refers to the credit given for some special projects and the amount exceeding the primary credit with the changes of the national policy, market situation and the special requirement of the fiduciary. The amount of specialized credit shall be given once, could be used several times but not in recycling.

(4)
“Valid term of credit” means that within a non-in period, with the consent of the creditor, the fiduciary is entitled to deal with its business under the credit amount at the creditor. The time of the fiduciary to fulfill its obligations (including but not limited to the term of fulfilling the master liabilities, the term of guarantee undertaking) specified in the terms of this contract could be after the valid term of credit.

(5)
Creditor shall implement control over balance for the fiduciary. This balance refers to the sum of the balance incurred during the credit term, the fiduciary takes in use of the credit given by the creditor, including the pending balance before due and overdue outstanding balance, i.e.:

1.
pending balance before due is all kinds of outstanding debt before expiration that the fiduciary correspondingly shall pay when the creditor processes the transactions for the fiduciary according to this Contract.

2.
overdue outstanding balance, is all kinds of outstanding debt before expiration that the fiduciary correspondingly shall pay but not fulfilled yet and the amount that the creditor has fulfilled to maintain its external credit standing when the creditor processes the transactions for the fiduciary according to this Contract.

(6)
“Sub-contract” is the contract based on the terms of the primary credit contract or specialized credit contract, the fiduciary shall sign with the creditor after getting approval of the creditor to concretely specify the amount and term of each master liability, and other rights and obligations. Primary credit contract or specialized credit contract is the Principal Contract of the sub-contracts. The sub-contracts, is an integral part of the Principal Contract, and has the same legal effect.

(7)
“Prime liability” is the principal debt due for repayment incurred when by the fiduciary for its business, including but not limited to the RMB/foreign currency principal, trade financing principal, bankers' acceptance bill, bills discounted, interest under the item of L/C, principal that the creditor is liable to guarantee for the fiduciary, etc.

Article II Principal Contract

The Principal Contract of this Contract is “Primary Credit Contract” and its sub-contracts (No: CIB Shenzhen Nanxin (credit) Mortgage (2008)0004). The credit amount is RMB30,000,000, and the term of the credit is from September 25, 2008 to September 25, 2009.

Article III Mortgage
The mortgagor shall provide his own house property with address at 17C, Building 35, Phase II, Costal Rose Garden as the mortgage for all the liabilities under the term of credit. Please refer to the Mortgage List for the name, amount, specification, and value, etc.

Article IV The scope of Mortgage

The mortgage applies to all the liabilities, including the prime liability, interest (penalty interest), penalty, compensation for loss and expenses for the creditor to fulfill his claim under the credit.

The expenses for the creditor to fulfill his claim includes but not limited to the litigation fee, property preservation fee, application fee for execution, lawyer fee, auction(Sale) expenses, etc.

EXHIBIT 10.27

As the requirement of the mortgage registration department, the scope of mortgage cannot exceed RMB___________, so when the time limit for his performance of the obligation provided in the principal contract expires, if the debtor fails to pay off the principal liabilities, then the mortgagor shall be responsible for all the liabilities based on the whole value of the mortgage.

Article V Custody of Mortgaged Property

1.
The mortgagor shall keep the mortgaged property of this Contract in custody, and the voucher for the rights pledged of the mortgaged property should be kept by creditor. The mortgagor agrees to accept the investigation of the mortgaged property from the creditor at any time.

2.
The mortgagor shall keep a proper care of the mortgaged property, and take effective measures to ensure the safety, completion of the mortgaged property. On the condition that the mortgaged property needs fixing, then the mortgagor shall put up the repairing work in time and be responsible for the corresponding expenses.

Article VI Insurance of Mortgaged Property

1.	The mortgagor shall insure the mortgaged property in its full value as required by the creditor before transferring the mortgaged property to the creditor.
2.
During the valid term of this Contract, the mortgagor shall ensure the continuity of the insurance. On the condition that the mortgagor ceases the insurance, the creditor is entitled to renew the insurance, and the expenses shall be at the cost of the mortgagor. The mortgagor shall be liable for all the losses of the creditor due to the intermission of the insurance.

3.
The creditor is the first beneficiary of the insurance on the mortgaged property. If the indemnity is not enough to pay off the liability of the mortgage, the creditor is entitled to seek compensation.

Article VII Mortgage Term

The mortgage right and mortgage liability of this Contract exist at the same time. When the primary liability is paid off, the mortgage right perishes.

As the requirement of the mortgage registration department, the mortgage term is registered as from September 25, 2008 to September 25, 2009. When the mortgage term expires but the debtor fails to pay off the primary liability, then:
1.	The mortgage right shall be granted to creditor according to law;
2.	The mortgagor shall complete the mortgage registration procedure.

Article VIII Mortgage Registration

1.
Upon signing this Contract, the mortgagor, together with the Mortgagee, shall take this Contract to the relative organizations to complete the registration of mortgaged property according the regulations of The Guaranty Law of the People's Republic of China.

2.
After completing the mortgage registration procedure, the mortgagor shall deliver the relative registration documents to the creditor. Within the valid term of the Principal Contract, when the mortgage registration expires, the mortgagor is obliged to renewing the registration.

3.	The mortgagor shall register the maximum amount of the mortgaged property, which takes effect for all the sub-contracts, and no need to make the registration for each contract.

Article IX Expenses

The mortgagor shall be liable for all the expenses related to the mortgaged property under this Contract (including but not limited to the registration fee, notarization fee and insurance, transportation, warehousing, safe-keeping, appraisal, repair, maintenance, disposure, etc. of the mortgaged property).

EXHIBIT 10.27

Article X Materialization of Mortgage Right

On the condition that the fiduciary fails to fulfill its liabilities (including the liability occurred when fiduciary or mortgagor breaches the contract and the creditor announces the debt due prematurely) according to the terms of this Contract for whatever reason, the mortgagor shall irrevocably authorize the creditor to dispose the mortgaged property directly and take the earnings to pay off debt.

Article XI Representations and Warrants

1.	Representations of the Mortgagor:
(1)
The documents, materials, reports and vouchers that the mortgagor provides the creditor with is true and accurate. In case of any falsity or dishonesty, the mortgagor shall be responsible for all legal liabilities.

(2)
The mortgagor has the complete ownership of the mortgaged property. If the mortgaged property is the public property, then the co-owners agrees in written form to provide the maximum amount to mortgage under the terms of this contract. The mortgagor shall be responsible for any disputes due to the ownership of the mortgaged property.

(3)	No restriction on the lease, mortgage, pledge or other rights of the mortgaged property, and there’s no barrier on the circulation of the mortgaged property in terms of law or contract.
2.	Warrant of the Mortgagor:
(1)
Upon completion of the mortgage liabilities, the mortgagor is entitled to seek for compensation without affecting the fiduciary to pay off the debt in the future. But on the condition that the fiduciary faces the claim of compensation of the mortgagor and the requirement of payment under the Principal Contract, the mortgagor agrees that the fiduciary pay off his debt against the creditor in priority.

(2)
If the fiduciary and mortgagor have signed or shall sign a counter guarantee contract under the guarantee liabilities of this Contract, then this counter guarantee contract shall not do any harm to the rights and interest that the creditor has under this mortgage contract legally or factually.

(3)
If there’s any natural disaster, accidental events, infringing act and other factors that lead to the vanishing or obvious decrease on the value of the mortgaged property, then the mortgagor shall take measures to stop the loss from being worsening, and inform the creditor in written form immediately.

(4)
Before the prime liability is cleared off, no matter what reason that lead to the decrease and insufficiency on the value of the mortgaged property to pay off the liability, the creditor is entitled to require the mortgagor to restore the value of the mortgaged property or provide new, adequate and valid mortgaged property.

(5)
Before the mortgage liability specified in this Contract is cleared off, the mortgagor ensures to keep, use and maintain the mortgaged property properly, and ensures not to rent, re-mortgage, pledge, sell the mortgaged property without the written consent of the creditor.

(6)
On the condition that the debtor fails to fulfill its liabilities according to this Contract, no matter what other ways that the mortgagee has guaranteed the claim under the Principal Contract (including but not limited to guarantee, mortgage, pledge, guarantee letter, Standby and any other guarantee way), the mortgagee is entitled to required the mortgagor to be responsible for all the guarantee liabilities, without exercising any mortgage rights.

Article XII Liabilities for Breach of Contracts

1.	On condition that one of the following situation occurs, it will be regarded as breaching the contract:
(1)	The mortgagor fails to fulfill the representations and warrants of Article XI of this Contract;
(2)	The mortgagor fails to fulfill the other terms of this Contract;
2.	The creditor is entitled to take one or several of the following measure in case that the mortgagor breaches the contract:
(1)	Setting a deadline for the rectification of the breach;
(2)	Requiring the mortgagor to provide new and adequate and valid mortgaged property;
(3)	Disposing the mortgaged property directly and paying off the debt with the earnings;
(4)	Claiming compensation on the loss from the mortgagor.

EXHIBIT 10.27

Article XIII Independent Guarantee

1.	The guarantee stated in this Contract is independent. This contract shall not be invalid due to the invalidity of its Principal Contract under any circumstances.
2.
The mortgagor ensures that the fiduciary performs all kinds of obligations specified in this Contract. On the condition that the fiduciary breaches the terms of the Contract (including but not limited to the behavior that the fiduciary does not use the loan as the agreed purpose of loan in this Contract), the guarantee obligations of the mortgagor under this Contract shall not be influenced.

Article XIV Governance

The establishment, validity, explanation, performance and resolving of disputes of this Contract applies to the law of People’s Republic of China. During the term of this Contract, any arguments, disputes related to this contract shall be resolved on the basis of friendly negotiation of both parties. When the negotiation fails, one of the following measures shall be adopted:
√ Apply for arbitration at Shenzhen Arbitration Committee
   Bring an accusation at the People’s Court where the Contract was signed

Article XV Notification1.

1.
Any notification or all kinds of communication of this Contract shall be delivered to another party according to the address, telex or other contact means on the cover of this Contract in written form.

2.	Any changes of the contact information of any party of this Contract shall be notified to another party immediately.
3.	Any notice or contact that was delivered according to the above address (address after change shall apply) shall be regarded as to arrive at the following dates:
(1)	5 work days after being delivered with registration for ordinary letter;
(2)	The day while receiving the confirmation of another party for telex;
(3)	Upon signing and receiving the mail for express mail.

Article XVI Effective Clause of the Contract

1.
According to law and regulations of China, the mortgage specified in this Contract shall only be effective after being registered, and the contract shall take effect when the following clause is satisfied:

(1)	Both parties sign or chop on this Contract;
(2)	The mortgage registration already becomes effect;
(3)	When the creditor requires notarization of this Contract, the notarization procedures has been completed legally.
2.	This contract shall take effect when both parties sign or chop when there’s no need to register the mortgage.
3.
This contract shall be terminated on the condition that all the liabilities of the Principal Contract is cleared off. After the termination of this Contract, the creditor shall return the ownership certificate of the mortgaged property in his custody to the mortgagor.

Article XVII Text

The original copies of this Contract are in quintuplicate. Both parties, registration organization, notarization organization, and the fiduciary shall keep a copy properly.

EXHIBIT 10.27

Article XVIII Appendix:

Creditor (Corporate Chop): Nanxin Branch, Shenzhen, Industrial Bank Co., Ltd.

Legal representative or authorized agent (signature): /s/Zhu Jiusheng

August 21, 2008

Mortgagor (Corporate Chop):

Legal representative or authorized agent (signature): /s/Henry Thomas Cochran, Linda Marie Hetue

August 21, 2008

Registration organization (Corporate Chop):

EXHIBIT 10.27

Appendix I:

Mortgaged Property (Estate)

Name of the mortgaged property: 17C, Building 35, Phase II, Costal Rose Garden

Owner: Henry Thomas Cochran & Linda Marie Hetue

Purpose: Residential

Term of usage: 70 years

Location: South of Wanghai Road, west to Shekou Port, Nanshan District

Construction space: 176.71㎡

Cost: RMB1,405,479

No. of certificate of property right/title: Shenzhen 4000267933

Issuing organization: Shenzhen Real Estate Registration center

Issuing date: May 11, 2006

Category of insurance: Asset insurance

September 21, 2008